                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                                Hawk Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

HAWK
CORPORATION

                                                                  March 31, 2003


Dear Stockholder:

     You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Hawk Corporation, on May 22, 2003, starting at 10:00 A.M. local time at Key Center, Plaza Room, 127 Public Square, Cleveland, Ohio 44114.

     As more fully described in the attached Notice of Annual Meeting and the accompanying Proxy Statement, the principal business to be addressed at the meeting is the election of directors.

     In addition, our management will report on our results and will be available to respond to your questions.

     Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please return the enclosed proxy card as soon as possible to ensure your representation at the meeting. You may choose to vote in person at the Annual Meeting even if you have returned a proxy card.

     On behalf of the directors and management of Hawk Corporation, we would like to thank you for your support and confidence and look forward to seeing you at the meeting.


Sincerely,


/s/ Ronald E. Weinberg                         /s/ Norman C. Harbert
----------------------                         ----------------------
RONALD E. WEINBERG                             NORMAN C. HARBERT
Chairman of the Board and                      Senior Chairman of the Board
Chief Executive Officer                        and Founder

                                HAWK CORPORATION

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 22, 2003

TO THE STOCKHOLDERS OF HAWK CORPORATION:

     The Annual Meeting of the Stockholders of Hawk Corporation, a Delaware corporation, will be held on May 22, 2003, at Key Center, Plaza Room, 127 Public Square, Cleveland, Ohio 44114, beginning at 10:00 A.M. local time, for the following purposes:

     1. To elect the directors to serve for a one year term until the next annual meeting or until their successors are duly elected and qualified (Proposal 1); and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 26, 2003, are entitled to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to insure your representation at the meeting, please sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for your convenience. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy card.

                                        By Order of the Board of Directors,


                                        /s/ Byron S. Krantz
                                        -------------------
                                        BYRON S. KRANTZ
                                        Secretary

                                HAWK CORPORATION

                                   ----------

                                 PROXY STATEMENT

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors to be used at our 2003 Annual Meeting of Stockholders to be held on May 22, 2003, and any postponements or adjournments of the meeting.

     This Proxy Statement and the accompanying Chairmen Letter, Notice and Proxy Card, together with our annual report to stockholders for the year ended December 31, 2002, are being sent to our stockholders beginning on or about March 31, 2003.

                              QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------

Q:   WHEN AND WHERE IS THE ANNUAL MEETING?
A: Our 2003 Annual Meeting of Stockholders will be held on May 22, 2003, at 10:00 A.M. local time at Key Center, Plaza Room, 127 Public Square, Cleveland, Ohio 44114.

--------------------------------------------------------------------------------

Q:   WHAT ARE STOCKHOLDERS VOTING ON?
A: Election of four directors (Andrew T. Berlin, Paul R. Bishop, Jack Kemp and Dan T. Moore, III). If a proposal other than the listed proposal is presented at the annual meeting, your signed proxy card gives authority to Byron S. Krantz and Marc C. Krantz to vote on any such additional proposal.

--------------------------------------------------------------------------------

Q:   WHO IS ENTITLED TO VOTE?
A: Our record date is March 26, 2003. Therefore, only holders of our Class A common stock as of the close of business on March 26, 2003 are entitled to vote. Each share of Class A common stock is entitled to one vote.

--------------------------------------------------------------------------------

Q:   HOW DO STOCKHOLDERS VOTE?
A:   Sign and date each proxy card you receive and return it in the prepaid envelope. If you do not mark any selections, your proxy card will be voted in favor of the proposal. You have the right to revoke your proxy any time before the meeting by:

          -    notifying our Corporate Secretary,
          -    voting in person, or
          -    returning a later-dated proxy.

If you return your signed proxy card, but do not indicate your voting preferences, Byron S. Krantz and Marc C. Krantz will vote FOR the nominated directors on your behalf.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Q:   WHO WILL COUNT THE VOTE?
A: Representatives of National City Bank, our transfer agent, will tabulate the votes. Thomas A. Gilbride, Vice President-- Finance, and Joseph J. Levanduski, Vice President-- Controller, will be responsible for reviewing the vote count as election inspectors.

--------------------------------------------------------------------------------

Q: WHAT SHARES ARE INCLUDED ON THE PROXY CARD AND WHAT DOES IT MEAN IF A STOCKHOLDER GETS MORE THAN ONE PROXY CARD?
A: The number of shares printed on your proxy card(s) represents all your shares. Receipt of more than one proxy card means that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. If you are or were an employee and have shares credited to your 401(k) savings plan account held in custody by the trustee, CG Trust Company, you will receive a separate proxy card for those shares. The shares in your 401(k) savings plan account will be voted in accordance with your instructions. If your proxy card relating to the shares in your 401(k) account is signed, but does not indicate your voting preferences, we have been advised by the plan administrator and the plan trustee that your shares will be voted in favor of the nominated directors.

--------------------------------------------------------------------------------

Q:   WHAT CONSTITUTES A QUORUM?
A: As of the record date, 8,571,626 shares of our Class A common stock were outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the transaction of adopting proposals at the annual meeting. If you submit a properly executed proxy card, then you will be considered part of the quorum. If you are present or represented by a proxy at the annual meeting and you abstain, your abstention will have the same effect as a vote against such proposal. "Broker non-votes" will not be part of the voting power present, but will be counted to determine whether or not a quorum is present. A "broker non-vote" occurs when a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote on a particular matter.

--------------------------------------------------------------------------------

Q:   WHO CAN ATTEND THE ANNUAL MEETING?
A:   All stockholders as of the record date, March 26, 2003, can attend.

--------------------------------------------------------------------------------

Q:   WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND OFFICERS OWN?
A: Together, they own approximately 39.8% of our Class A common stock as of the record date. (See pages 20 through 22 for more details.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Q:   WHO ARE THE LARGEST PRINCIPAL STOCKHOLDERS?
A:   -    Ronald E. Weinberg, our Chairman of the Board and Chief Executive
          Officer, beneficially owns 1,327,981 shares of our Class A common stock, or 15.3%, as of the record date.

     - Norman C. Harbert, our Senior Chairman of the Board and Founder, beneficially owns 1,293,571 shares of our Class A Common Stock, or 15.0%, as of the record date.

--------------------------------------------------------------------------------

Q:   WHEN IS A STOCKHOLDER PROPOSAL DUE FOR THE NEXT ANNUAL MEETING?
A: In order to be considered for inclusion in next year's proxy statement, stockholder proposals must be submitted in writing by December 2, 2003, to Byron S. Krantz, Secretary, Hawk Corporation, 200 Public Square, Suite 30-5000, Cleveland, Ohio 44114, and must be in accordance with the requirements of our Amended and Restated By-laws and the provisions of Rule 14a-8 issued under the Securities Exchange Act of 1934, as amended. (See page 24 for more details.)

--------------------------------------------------------------------------------

Q:   HOW DOES A STOCKHOLDER NOMINATE SOMEONE TO BE A DIRECTOR OF HAWK?
A: Any stockholder may recommend any person as a nominee for director by writing to the Chairman of the Nominating Committee, Hawk Corporation, 200 Public Square, Suite 30-5000, Cleveland, Ohio 44114. Recommendations for next year's annual meeting must be received no earlier than February 24, 2004 and no later than March 25, 2004, and must be in accordance with the requirements of our Amended and Restated By-laws. (See pages 24 and 25 for more details.)

--------------------------------------------------------------------------------

Q:   WHO PAYS FOR THE SOLICITATION EXPENSES?
A: The expense of soliciting proxies, including the cost of preparing, printing and mailing the proxy materials, will be paid by us. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone and by facsimile, and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. No solicitation will be made other than by our directors, officers and employees.

--------------------------------------------------------------------------------

                           PROPOSALS TO BE VOTED UPON

                                  PROPOSAL ONE:
                              ELECTION OF DIRECTORS

     At this annual meeting, eight directors are to be elected to hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified. You are entitled to elect four directors.

     Nominees for election this year by you are Andrew T. Berlin, Paul R. Bishop, Jack Kemp and Dan T. Moore, III. Each has consented to serve until the next annual meeting or until his successor is duly elected and qualified.

     If any director to be elected by you is unable to stand for re-election, the Board may, by resolution, provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director.

     The affirmative vote of the holders of a plurality of the shares of Class A common stock present in person or represented by proxy at the annual meeting is needed to elect directors. Abstentions and votes withheld for directors will have the same effect as votes against.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR MESSRS. ANDREW BERLIN, BISHOP, KEMP AND MOORE.

     The terms of our Series D preferred stock provide the holders of the Series D preferred stock with the right to elect a majority of the Board of Directors. Based on the current size of the Board of Directors, the Series D preferred stockholders may elect five directors at the annual meeting. The holders of the Series D preferred stock are Ronald E. Weinberg, Norman C. Harbert, Byron S. Krantz and their family limited partnerships. The holders have determined to elect only four directors at the annual meeting and expressly reserve, and do not waive their rights to elect a majority of the Board of Directors. The holders have determined to re-elect Ronald E. Weinberg, Norman C. Harbert, Byron
S. Krantz and Jeffrey H. Berlin. Jeffrey H. Berlin is not related to Andrew T. Berlin. The holders of the Series D preferred stock are parties to an agreement governing the voting and disposition of all shares of our voting stock (which includes both the Class A common stock and Series D preferred stock) of which they are the legal or beneficial owners. For a more detailed description, you should read the section entitled "Stockholders' Agreement" on page 22.

                               BOARD OF DIRECTORS

     Certain information about the nominees to be elected by the holders of our Class A common stock and the directors to be elected by the holders of our Series D preferred stock is set forth below.


            NAME                AGE             POSITION                        DIRECTOR SINCE
------------------------------------------------------------------------------------------------
             DIRECTORS TO BE ELECTED BY CLASS A COMMON STOCKHOLDERS

Andrew T. Berlin                42        Director                                    2002

Paul R. Bishop                  59        Director                                    1993

Jack Kemp                       67        Director                                    1999

Dan T. Moore, III               63        Director                                    1989

               DIRECTORS TO BE ELECTED BY PREFERRED STOCKHOLDERS*

Ronald E. Weinberg              61        Chairman of the Board, Chief                1989
                                          Executive Officer and Director
Norman C. Harbert               69        Senior Chairman of the Board,               1989
                                          Founder and Director
Jeffrey H. Berlin               40        President, Chief Operating Officer and      2001
                                          Director
Byron S. Krantz                 67        Secretary and Director                      1989


-------------------
* Under the terms of our Series D preferred stock, the holders of the Series D preferred stock have the right to elect a majority of the directors as long as the Series D preferred stock is outstanding. The holders of the Series D preferred stock have indicated to us that at the annual meeting they have determined to elect Messrs. Weinberg, Harbert, Jeffrey Berlin, and Krantz. Messrs. Weinberg, Harbert, Jeffrey Berlin and Krantz will hold office until their successors have been duly elected by the holders of the Series D preferred stock and qualified.


     Ronald E. Weinberg is our Chairman of the Board and Chief Executive Officer and has served as a Director since March 1989. He has also served us in various other capacities since 1989. Mr. Weinberg has over 28 years of experience in the ownership and management of operating companies, including businesses in manufacturing, publishing and retailing. Since December 1997, Mr. Weinberg has been the Chairman of the Board of New Channel Communications Corp., a company specializing in direct marketing and the providing of computer software solutions. Mr. Weinberg was the Chairman and Chief Executive Officer of SunMedia Corp., a communications company that published weekly suburban newspapers, until it was sold in 1997, and the Chairman of New West Eyeworks, Inc., a chain of retail optical stores, which was sold in 1998.

     Norman C. Harbert is our Senior Chairman of the Board and Founder and has served as a Director since March 1989. He has also served us in various other capacities since 1989, including Chairman of the Board, Chief Executive Officer and President from 1989 until 2000, Co-Chairman of the Board and Chief Executive Officer from 1999 until 2000 and Co-Chairman of the Board and Co-Chief Executive Officer from 2000 until 2002. Mr. Harbert has over 40 years of manufacturing experience. From 1987 to 1988, Mr. Harbert was Chairman, President and CEO of Maverick Tube Corporation, an oil drilling equipment manufacturer, and from 1981 to 1986, he served as President and CEO of Ajax Magnethermic Corporation, an international manufacturer of induction heating and melting equipment. Prior to that time, Mr. Harbert served at Reliance Electric Company for 22 years where, in 1980, his last position was as General Manager, Rotating Products Group, with primary responsibility for a division with annual sales of $250 million. Mr. Harbert is a Director of Second Bancorp Inc., a bank holding company. Mr. Harbert was a former director of Caliber Systems, Inc., a transportation company formerly known as Roadway Services, Inc., until October 1997.

     Jeffrey H. Berlin has served as our President and Chief Operating Officer since May 1999. From May 1997 to May 1999, he served as our Executive Vice President. Between July 1994 and May 1997, Mr. Berlin served as our Vice President of Marketing and Corporate Development. From August 1991 to July 1994, Mr. Berlin served as our Director of Corporate Development. Mr. Berlin is not related to Andrew T. Berlin.

     Byron S. Krantz has been the Secretary and a Director since March 1989. Mr. Krantz has been a partner in the law firm of Kohrman Jackson & Krantz P.L.L. since its formation in 1984.

     Andrew T. Berlin has served as a Director since October 2002. Since 1989, Mr. Berlin has been the President and Chief Executive Officer of Berlin Packaging, LLC, a packaging distribution company located in Chicago.

     Paul R. Bishop has served as a Director since May 1993. Mr. Bishop has served as Chairman, President and Chief Executive Officer of H-P Products, Inc., a manufacturer of central vacuum systems and fabricated tubing and fittings, since 1977. He is a member of the Board of Trustees of the Stark Development Board, Mount Union College, Aultman Health Foundation, United Way Foundation of Central Stark County and Chairman of the Board of Trustees of the Stark Community Foundation.

     Jack Kemp has served as a Director since September 1999. Mr. Kemp is a co-director of Empower America, a public policy and advocacy organization he co-founded in 1993. In 1996, Mr. Kemp received the Republican Party's nomination for Vice President of the United States. Prior to co-founding Empower America, Mr. Kemp served for four years as Secretary of Housing and Urban Development. Prior to his appointment to the Cabinet, Mr. Kemp represented New York for eighteen years in the United States House of Representatives. Mr. Kemp is also a Director of Oracle Corporation, a computer software company, Speedway Motorsports, Inc., a promoter, marketer and sponsor of motor sports activities, Sideware Systems Inc., a producer of internet training video, SVT Inc., a provider of IT related professional services to businesses and Velocity Express Corporation, a large same-day delivery company.

     Dan T. Moore, III has served as a director since March 1989. Mr. Moore founded Dan T. Moore Company, Inc., a research and development company, in 1969. He is also the founder and Chairman of Cleveland manufacturing companies Flow Polymers, Inc., Soundwich, Inc. and Team Wendy, LLC. Mr. Moore has been a director of Invacare Corporation, a manufacturer of health care equipment, since 1979. Mr. Moore is also a Trustee of the Cleveland Clinic Foundation, the Cleveland Museum of Natural History, and Chairman of Cleveland Clinic Home Care.

DIRECTOR COMPENSATION

     In 2002, we paid each director who was not one of our employees, our legal counsel, or an affiliate of one of our principal stockholders, an annual fee of $7,500 in shares of our Class A common stock. In addition, we pay each director who was not one of our employees, our legal counsel, or an affiliate of one of our principal stockholders $2,000 in cash for each board meeting that such director attends and $500 in cash for each telephonic board meeting in which such director participates. We reimburse all directors for expenses incurred in connection with their services as directors. No additional consideration is paid to the directors for committee participation, except $500 in cash is paid for any in-person committee meeting that is held on a day other than a day on which a board meeting is held.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our Class A common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Class A common stock. Our officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

     Separate Form 4s filed by Messrs. Weinberg, Harbert and Andrew Berlin, each reporting one transaction, were each inadvertently filed one day late following the passage of the Sarbanes-Oxley Act of 2002. The Act significantly accelerated the filing requirement of Form 4s to within two business days instead of by the tenth day of the following month as previously required. Based solely on review of copies of reports furnished to us or written representations that no reports were required, we believe that all other Section 16(a) filing requirements were met in 2002.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors met four times in 2002. Except for Mr. Andrew Berlin, all members of the Board of Directors participated in at least 75% of all Board of Directors and applicable committee meetings in 2002.

     The executive committee consists of Messrs. Weinberg, Harbert and Krantz. During the intervals between meetings of the Board of Directors, the executive committee advises and aids our officers in all matters concerning our interests and the management of our business, and generally performs any duties that are directed by the Board from time to time. The executive committee possesses and may exercise all the powers of the Board while the Board is not in session, except the power to:

- elect any director or to elect or remove any member of the executive committee,
-    change the number of members of the executive committee,
- declare any dividend or authorize any distribution on any shares of capital stock, or
-    amend the by-laws.

The executive committee did not meet in 2002, but acted by written consent six times.

     The compensation committee is composed of Messrs. Krantz and Bishop. Its purpose is to determine the compensation of Messrs. Weinberg and Harbert and to review and make recommendations regarding the compensation for all of our other executive officers. The compensation committee also administers our 1997 Stock Option Plan, our 2000 Long Term Incentive Plan and our annual incentive compensation plan for our chief executive officer and senior chairman of the board. The Board of Directors reviews and votes upon all compensation determinations and option grants recommended by the compensation committee. The compensation committee met once in 2002.

     The nominating committee, composed of Messrs. Weinberg, Harbert and Moore, is responsible for making recommendations to the Board of Directors on candidates for election to the Board. The nominating committee reviews nominees recommended to it by stockholders in writing and sent to our Secretary. A written recommendation must be delivered to us in a timely fashion as described below in "Stockholder Proposals and Director Nominations." The nominating committee did not meet in 2002.

     A description of the audit committee is contained in the following audit committee report.

                             AUDIT COMMITTEE REPORT

     In accordance with its written charter that was approved and adopted by our Board, our audit committee assists the Board in fulfilling its responsibility of overseeing the quality and integrity of our accounting, auditing and financial reporting practices. The audit committee, comprised of Messrs. Andrew Berlin, Bishop, and Moore, met twice in 2002. The audit committee's current composition satisfies the regulations of the New York Stock Exchange (NYSE) governing audit committee composition, including the requirement that all audit committee members be "independent directors" as defined in the NYSE listing standards.

     The audit committee oversees management's implementation of internal controls and procedures for financial reporting designed to ensure the integrity and accuracy of our financial statements and to ensure that we are able to timely record, process and report the information required for public disclosure. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements with management. The audit committee also discussed with our independent auditors the matters required by Statement on Auditing Standards No. 61, "Communication with Audit Committees." The audit committee reviewed with Ernst & Young LLP, our independent auditors who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the audit committee pursuant to generally accepted auditing standards.

     In discharging its oversight responsibility as to the audit process, the audit committee obtained from our independent auditors a formal written statement describing all relationships between the independent auditor and us that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence. In considering the auditors' independence, the audit committee also considered whether the non-audit services performed by the auditors on our behalf were compatible with maintaining the independence of the auditors.

     In reliance upon the audit committee's reviews and discussions with management and our independent auditors, the audit committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          ANDREW T. BERLIN
                                          PAUL R. BISHOP
                                          DAN T. MOORE, III

PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to us for the fiscal year ended December 31, 2002, by our principal accounting firm, Ernst & Young LLP:

AUDIT FEES
2002 Consolidated Audit                      $228,250
2002 Quarterly Review                          30,000
FAS 142 and 144 Consultations                  17,500
Italy Statutory Audit                          25,000
                                         ------------
                                             $300,750

AUDIT RELATED FEES
2002 Employee Benefit Plan Audits             $67,500
Registration on Form S-4                       90,000
                                         ------------
                                             $157,500

TAX FEES
Federal and State Income Tax Returns          $64,875
Amended Federal and State Tax Returns          19,300
Canadian Tax Returns and Tax Audit              8,500
IRS, State and Local Audit Assistance          43,400
Ohio Enterprise Tier II                        10,000
Ohio Franchise Tax Credit                       1,900
Expatriate Tax Planning                        21,000
Mergers and Acquisition Planning                  700
International Planning                         14,525
Fixed Asset Analysis                           35,000
Misc. tax fees:  Italy                          4,000
Accounting Methods Review Planning             14,800
Other                                          22,525
                                         ------------
                                             $260,525
                                         ------------
GRAND TOTAL                                  $718,775
                                         ============

     The audit committee authorized the payment by us of the fees billed to us by Ernst & Young LLP in 2002. Representatives of Ernst & Young LLP will attend the annual meeting to answer appropriate questions and make statements if they desire. At a later date, the Audit Committee will recommend and the Board of Directors will appoint independent auditors to audit our financial statements for 2003. The audit committee will review the scope of any such audit and other assignments given to the auditors to assess whether such assignments would affect their independence.

                               EXECUTIVE OFFICERS

     Set forth below are the names, ages, positions and certain other information concerning our current executive officers:


NAME                               AGE                       POSITION
----                               ---                       --------

Ronald E. Weinberg (1)...........  61   Chairman of the Board, Chief Executive
                                        Officer and Director
Norman C. Harbert (1)............  69   Senior Chairman of the Board, Director
                                        and Founder
Jeffrey H. Berlin (1)............  40   President, Chief Operating Officer and
                                        Director
Thomas A. Gilbride...............  49   Vice President - Finance
Joseph J. Levanduski.............  40   Vice President - Controller
Steven J. Campbell...............  49   President -Wellman Products Group, Inc.
W. Michael Corkran...............  49   President - Hawk Precision Components
                                        Group, Inc.

--------------
(1) Biographical information for Messrs. Weinberg, Harbert and Jeffrey Berlin can be found under "Board of Directors."

     Thomas A. Gilbride has served as our Vice President-- Finance since January 1993. Between March 1989 and January 1993, Mr. Gilbride was employed by us in various financial and administrative functions.

     Joseph J. Levanduski has served as our Controller since April 1997 and was named Vice President -- Controller in May 2000. From August 1995 until April 1997, he was Controller of our subsidiary Friction Products, and from March 1996 until April 1997, he was also Group Controller coordinating the accounting functions of both Friction Products Company and another subsidiary of ours, S.K. Wellman Corp.

     Steven J. Campbell has served as President of Wellman Products Group, Inc., one of our wholly-owned subsidiaries, since 2003, and President of each of its friction segment operating subsidiaries, since 2001. From 1999 through 2000, Mr. Campbell served as Chief Financial Officer and Project Director for a division of Cooper Industries in connection with its expansion into Mexico. From 1997 through 1999, Mr. Campbell was the President of Unarco LLC, a national manufacturer of retail products, and from 1995 through 1997, he served as Vice President--International Operations for Cooper Industries' Hand Tool Division.

     W. Michael Corkran has been President of Hawk Precision Components Group, Inc., one of our wholly-owned subsidiaries, and each of its precision component segment operating subsidiaries, since 2001. Prior to becoming President of Hawk Precision Components Group, Inc., Mr. Corkran served as President of the North American and Asian Pacific divisions of RELTEC Corporation, a telecommunications equipment manufacturer, from 1996 through 2000. From 1977 through 1999, Mr. Corkran was employed by Reliance Electric Company, of which RELTEC was a wholly-owned subsidiary. From 1993 through 1995, Mr. Corkran was Vice President and General Manager of the Outside Plant Group.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation paid by us to our Chief Executive Officer and our most highly compensated executive officers.

                                                                                     LONG-TERM COMPENSATION
                                           ANNUAL COMPENSATION                        AWARDS        PAYOUTS
                                           -------------------                        ------        -------
                                                                    OTHER           SECURITIES
       NAME AND          FISCAL                                     ANNUAL          UNDERLYING        LTIP          ALL OTHER
  PRINCIPAL POSITION      YEAR       SALARY        BONUS       COMPENSATION (1)    OPTIONS (2)      PAYOUTS      COMPENSATION (3)
  ------------------      ----       ------        -----       ----------------    -----------      -------      ----------------
                                      ($)           ($)              ($)                              ($)              ($)

Ronald E. Weinberg        2002       406,600             --        57,700                    --          --            5,100(4)
Chairman of the           2001       320,800        200,000            --               135,967          --           10,700(4)
Board and Chief           2000       356,000        468,000            --                    --          --           13,800(4)
Executive Officer

Norman C. Harbert         2002       344,600             --        70,100                    --      58,400(5)        21,016(6)
Senior Chairman of the    2001       355,800        175,000        55,200               107,192      52,000(5)        23,716(6)
Board and Founder         2000       419,000        468,000        52,200                    --      50,600(5)        29,116(6)

Jeffrey H. Berlin         2002       249,800             --            --                    --                          --
President and Chief       2001       239,000         95,000            --                30,680          --              --
Operating Officer         2000       253,000        143,000            --                30,000          --            6,200

Steven J. Campbell        2002       187,800         14,500            --                    --          --              --
President--Wellman        2001       175,200         56,800            --                28,676          --              --
Products Group, Inc.      2000       172,400             --            --                40,000          --              --

W. Michael Corkran        2002       205,100         24,000            --                    --          --              --
President-- Hawk          2001        75,600             --            --                44,700          --              --
Precision Components
Group, Inc.                                                            --


------------------

(1) "Other Annual Compensation" includes perquisites and personal benefits where such perquisites and benefits exceed the lesser of $50,000 or 10% of the officer's annual salary and bonus for the year. Of the amounts reported, the following items exceeded 25% of the total perquisites and benefits reported for the officer: for Mr. Weinberg, a car allowance pursuant to his employment agreement of $14,800 and medical expenses under our medical insurance plans of $19,700; and for Mr. Harbert a car allowance pursuant to his employment agreement of $19,000, $19,200 and $19,200 in 2002, 2001 and 2000, respectively, medical expenses under our medical insurance plans of $20,300 in 2002, and professional services, including financial, tax and estate planning services, of $18,000, $14,000 and $15,000 in 2002, 2001 and 2000, respectively.

(2) For 2001, options to purchase our Class A common stock at an exercise price of $3.74 per share for Messrs. Weinberg and Harbert and $3.40 per share for Messrs. Jeffrey Berlin, Campbell and Corkran. For 2000, options to purchase our Class A common stock at an exercise price of $6.81 for all named officers that received option grants. All options vest 20% per year over five years except those issued in 2001, which vest 50% per year over two years.

(3) Unless otherwise described, represents amounts contributed by Friction Products Co. to its profit sharing plan on behalf of such executive officer.

(4) Represents $6,600 contributed in 2000 by Friction Products Co. to its profit sharing plan on behalf of Mr. Weinberg; $4,800, $10,000, $6,700 in 2002, 2001 and 2000, respectively, paid on behalf of Mr. Weinberg for a life insurance policy pursuant to his split dollar agreement (as described in "Employment Agreements" below); and $300, $700 and $500 in 2002, 2001 and 2000, respectively, paid on behalf of Mr. Weinberg for a split dollar life insurance policy.

(5) Represents benefits paid to Mr. Harbert under the Friction Products Co. tax-qualified non-contributory, defined benefit pension plan.

(6) Represents $18,816, $18,816 and $18,816 in premiums paid by us in 2002, 2001 and 2000, respectively, for term life policies of which Mr. Harbert is the insured and his wife is the beneficiary; $6,600 contributed in 2000 by Friction Products Co. to its profit sharing plan on behalf of Mr. Harbert; and $2,200, $4,900 and $3,700 in 2002, 2001 and 1999, respectively, paid on behalf of Mr. Harbert for a life insurance policy pursuant to his split dollar agreement (as described in "Employment Agreements" below).

OPTION GRANTS IN 2002

     We did not grant any options to our most highly compensated executive officers during the fiscal year ended December 31, 2002.

OPTION VALUES AT YEAR-END 2002

     The following table summarizes information with respect to the number of unexercised options held by our most highly compensated executive officers as of December 31, 2002. No executive officer exercised any options in 2002.


                                    NUMBER OF SHARES UNDERLYING
                                       UNEXERCISED OPTIONS AT              VALUE OF IN-THE-MONEY OPTIONS
                                          DECEMBER 31, 2002                    AT DECEMBER 31, 2002
                                -------------------------------------- --------------------------------------
NAME                               EXERCISABLE        UNEXERCISABLE       EXERCISABLE        UNEXERCISABLE
------------------------------- ------------------- ------------------ ------------------- ------------------
Ronald E. Weinberg                    81,983               73,984             -0-                    -0-
Norman C. Harbert                     67,596               59,596             -0-                    -0-
Jeffrey H. Berlin                     52,340               43,340             -0-                    -0-
Steven J. Campbell                    30,338               38,338             -0-                    -0-
W. Michael Corkran                    13,353               31,353             -0-                    -0-



1997 STOCK OPTION PLAN

     Our 1997 Stock Option Plan provides for the granting of stock options to officers and other key employees. An aggregate of 700,000 shares of our Class A common stock have been reserved for issuance pursuant to the 1997 plan. The 1997 plan is administered by our compensation committee, which is responsible for designating those individuals to whom options are to be granted and determining the terms and conditions of such grants. In granting options, the committee considers the performance and contribution of the potential recipient and such other considerations the committee deems relevant. The 1997 plan terminates on May 8, 2008. Options outstanding on the termination date are subject to their terms, but no further grants will be made following the termination date. Options to purchase 44,418 shares of our Class A common stock were granted in 2002 under the 1997 plan, and 57,033 shares remain available for future grants.

2000 LONG TERM INCENTIVE PLAN

     Our 2000 Long Term Incentive Plan provides for the granting of stock options, stock appreciation rights (SARs), restricted stock awards and performance-based awards. An aggregate of 700,000 shares of our Class A common stock have been reserved for issuance pursuant to the 2000 plan. All of our employees are eligible to receive grants pursuant to the 2000 plan. The 2000 plan is administered by our compensation committee, which is responsible for designating those individuals to whom options, SARs or awards are to be granted and determining the terms and conditions of such grants. In granting options, SARs or awards, the committee considers the performance and anticipated future contribution of the potential recipient and such other considerations the committee deems relevant. The 2000 plan terminates on May 15, 2010. Awards outstanding on the termination date are subject to their terms, but no further grants will be made following the termination date. No options were granted in 2002 under the 2000 plan and 125,238 shares remain available for future grants.

BENEFIT PLANS

     Friction Products Co. sponsors a tax-qualified non-contributory, defined benefit pension plan covering substantially all of its employees. The plan provides participating employees with retirement benefits at normal retirement age, as defined in the plan, calculated based on years of service and the average salary of each eligible participant in the years immediately preceding retirement. In no event will the amount of annual retirement income determined under these formulas and payable at the participant's retirement date be greater than $170,000. In addition, federal law defines the maximum amount of annual compensation that may be taken into account in calculating the amount of the pension benefit as $200,000 in each of 2000, 2001 and 2002. The estimated annual benefit payable at normal retirement age for each executive officer who is eligible to participate in the Friction Products Co. pension plan is as follows:
Mr. Weinberg -- $88,295; Mr. Berlin -- $137,700; Mr. Campbell -- $124,680; Mr.
Corkran -- $125,808, Mr. Gilbride -- $109,332 and Mr. Levanduski -- $136,788. In 2002, Mr. Harbert received an annual benefit under the pension plan in the amount of $58,370.

     Friction Products Co. maintains a tax-qualified profit sharing plan, including features under Section 401(k) of the Internal Revenue Code that covers substantially all of its employees. The plan generally provides for voluntary employee pre-tax contributions ranging from 1% to 15% and a discretionary Friction Products Co. contribution allocated to each employee based on compensation. Profit sharing contributions are approved by the Board of Directors of Friction Products Co. based on the performance of Friction Products Co. Upon approval of the total amount of contributions, individual allocations are based on a percentage of each eligible participant's total compensation, subject to limitations imposed by federal law. Based on Hawk's performance in 2002, no discretionary contributions were made to any of our employees.

EMPLOYMENT AGREEMENTS

     Pursuant to their employment agreements, as amended, Mr. Weinberg has agreed to serve as our Chairman of the Board and Chief Executive Officer, and Mr. Harbert has agreed to serve as our Senior Chairman of the Board, through June 2007. Each of Mr. Weinberg and Mr. Harbert receives a base salary and an annual bonus. Mr. Weinberg's and Mr. Harbert's base salary may be increased by the compensation committee, and their annual bonuses are equal to 1.75% of our earnings before interest, taxes, depreciation and amortization, subject to adjustments for acquisitions and except as otherwise may be determined by the compensation committee.

     If either Mr. Weinberg or Mr. Harbert becomes mentally or physically disabled during the terms of their respective employment agreements, we will pay his base salary for the remainder of the year in which a disability occurs at the same rate as immediately prior to the disability. We will also pay the amount of any annual bonus for the year in which a disability occurs as if no disability occurred. Following the year in which a disability occurs, we will pay wage continuation payments for the remainder of Mr. Weinberg's and Mr. Harbert's life in an annual amount equal to sixty percent of their respective average annual base salaries for the three consecutive years of employment preceding the disability, and we will pay an annual bonus in an amount equal to sixty percent of their respective average annual bonuses for the three consecutive years of employment preceding the disability. The disability payments will be offset by any disability insurance we may provide and any payments made from our defined benefit pension plan.

     If Mr. Weinberg dies during the term of his employment agreement, we will pay his surviving spouse, if any, a prorated annual bonus for the year in which Mr. Weinberg dies, and we will continue to provide Mr. Weinberg's surviving spouse with health care benefits. If Mr. Weinberg is not survived by a spouse, we will pay his beneficiaries or estate his base salary for two years following his death and a prorated bonus for the year in which he died.

     If Mr. Harbert dies during the term of his employment agreement, we will pay his surviving spouse, if any, pursuant to the terms of the amended and restated wage continuation agreement between us and Mr. Harbert, which is described more thoroughly below. In addition, we will pay Mr. Harbert's surviving spouse a prorated annual bonus for the year in which Mr. Harbert dies, and we will continue to provide Mr. Harbert's surviving spouse with health care benefits. If Mr. Harbert is not survived by a spouse, we will pay to his beneficiaries or estate his base salary for two years following his death and a prorated annual bonus for the year in which he died.

     Pursuant to their employment agreements, Mr. Weinberg and Mr. Harbert are required to devote such time and effort to our business and affairs as is necessary to discharge their respective duties. Neither Mr. Weinberg nor Mr. Harbert may engage in any competitive business while employed by us and for a period of two years thereafter.

     In January 1998, we entered into a split dollar life insurance agreement with each of Mr. Weinberg and Mr. Harbert pursuant to which we purchased life insurance policies on the lives of Mr. Weinberg and Mr. Harbert in the face amounts of $3.8 million and $1.0 million, respectively. Under the terms of these split dollar agreements, we pay the annual premiums of the insurance policies in the amount of $58,583 for Mr. Weinberg's policy and $46,163 for Mr. Harbert's policy, and we will be reimbursed for such payments from the policy proceeds in an amount equal to the greater of the cash value of the policies or the total amount of premiums paid during the term of the policies. The remaining proceeds of each policy will be paid to beneficiaries designated by the insured. The split dollar agreements will terminate upon the occurrence of any of the following events:

     -    total cessation of our business;
     -    our bankruptcy, receivership or dissolution; or
     - the termination of the insured's employment by us (other than for reason of his death or mental or physical disability).

     Upon the termination of a split dollar agreement, the insured will have the right to purchase the policy covered thereby for an amount equal to the greater of the cash value of the policy or the total amount of premiums paid during the term of the policy.

     As amended, Mr. Harbert's Wage Continuation Agreement provides that if he dies during the term of his employment with us or while he is serving as a consultant to us (as described in the next paragraph), or if Mr. Harbert is no longer acting as a consultant to us because of mental or physical disability, we will pay his spouse monthly until her death an amount (on an after-tax basis) equal to sixty percent of the difference between $12,500 and a monthly annuity to be purchased for the spouse of Mr. Harbert with Mr. Harbert's share of the proceeds of the split dollar insurance policy on Mr. Harbert's life.

     Pursuant to the terms of the consultant agreement between us and Mr. Harbert, Mr. Harbert will provide us with consultant services following the expiration of his employment agreement. Depending on the date that Mr. Harbert's employment agreement terminates, he may provide us with consultant services through June 2012. In consideration of Mr. Harbert providing consultant services, we will pay him an amount equal to sixty percent of his average annual base salary for the three consecutive years of employment preceding the effective starting date of the consultant agreement, and we will pay him an annual bonus in an amount equal to sixty percent of his average annual bonuses for the three consecutive years of employment preceding the effectiveness of the consultant agreement.

     Pursuant to an employment agreement, Mr. Campbell has agreed to serve as President of Friction Products Co. Mr. Campbell receives a base salary and is eligible to receive an annual bonus based on performance criteria. Mr. Campbell is also entitled to participate in the standard employee benefit programs offered by Friction Products Co. and Hawk's stock option plans.

     The terms of Mr. Campbell's employment agreement provide that either Friction Products Co. or Mr. Campbell may terminate the agreement at any time for any reason or no reason. If the agreement is terminated for any reason other than misconduct by Mr. Campbell, he will continue to receive his base salary and medical insurance benefits for a period of six months following termination. During Mr. Campbell's employment and for a period of six months thereafter, he is precluded from competing with Friction Products Co. either as an employee or otherwise.

Pursuant to the terms of an employment agreement between us and Mr.
Corkran, Mr. Corkran has agreed to serve as President of Hawk Precision Components Group, Inc. Mr. Corkran receives an annual base salary and is eligible to receive a target bonus based on individual and company-based performance criteria. Mr. Corkran is also entitled to participate in our stock option and profit sharing plans.

     The employment relationship between us and Mr. Corkran is at will. Either party may terminate the agreement at any time for any reason or no reason. In the event that the employment agreement is terminated in connection with a change in control, Mr. Corkran is entitled to a severance payment in an amount equal to his annual base salary and target bonus payable over a twelve month period. A change of control is defined as:

     - any transaction that results in the stockholders of Hawk no longer owning 51% of the voting stock;

     - the stockholders of Hawk approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which Hawk does not survive; or

     - the stockholders of Hawk approve a plan for the sale, lease, exchange, transfer or assignment of all or substantially all of the assets of Hawk.

     We have no employment agreement with Mr. Berlin, our other most highly compensated executive officer.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The compensation committee of our Board of Directors determines the compensation for Mr. Weinberg, our Chairman of the Board and Chief Executive Officer, and Mr. Harbert, our Senior Chairman of the Board and Founder, and reviews and makes recommendations regarding the compensation for all of our other executive officers. The committee also administers our 2000 Long Term Incentive Plan and 1997 Stock Option Plan, recommending, in consultation with executive management, grants of options and the terms of the grants for our employees. The committee submits its proposals and recommendations for executive officer compensation and stock option grants to the Board of Directors for approval. The committee is composed of two non-employee directors, Paul R. Bishop and Byron S. Krantz.

COMPENSATION PHILOSOPHY

     The compensation committee subscribes to a total compensation program composed of three elements:

     -    base salary,
     -    annual incentives, and
     -    long term incentives.

     In formulating and implementing compensation policy and structure and making bonus recommendations, the committee has followed the philosophy that a substantial portion of the compensation should relate to our financial performance. Accordingly, the compensation program has been structured to include annual incentive compensation based upon our earnings before interest, taxes, depreciation and amortization (EBITDA). The committee believes that the performance-based incentive program has been crucial in attracting high caliber executives necessary for the successful conduct of our business. In addition, the committee believes that the program has become an important part of our culture and should continue as the foundation for executive officer incentives. While continuing to use EBITDA as the basis for annual incentive compensation, the committee has also approved the introduction of additional individual performance standards for managers.

     A goal of the committee is maintaining total compensation on a basis consistent with similar companies that achieve similar substantial EBITDA margins, as well as other strategic and performance characteristics. The committee, as it deems appropriate, utilizes independent national consulting services and reviews executive compensation of similar companies to determine appropriate levels of compensation. The committee selects the companies for comparison based on numerous factors, such as the industries in which they operate, their EBITDA margins, their size and complexity and the availability of compensation information.

BASE SALARY

     In the early part of each year, the compensation committee reviews the salary of Mr. Weinberg and Mr. Harbert, determines each of their base salaries and reviews the recommendations of Messrs. Weinberg and Harbert regarding the compensation for the executive officers. The committee, in determining the appropriate base salaries of the executive officers, generally considers the historic base salary, the growth of our earnings, the total compensation package, individual performance and other relevant factors. The committee has not found it practicable, nor has it attempted, to assign relative weights to specific factors used in determining base salary levels for individual officers. As the committee believes is typical for most corporations, payment of base salary is not conditioned upon the achievement of any specific, pre-determined performance targets.

     In response to business conditions, senior management at our operating subsidiaries took a voluntary salary reduction, beginning on October 15, 2001, in amounts ranging from 7% to 55% of their respective base salaries. The voluntary salary reduction remained in effect until April 15, 2002. In the aggregate, Mr. Weinberg's annual base salary was reduced 55% throughout this period and Mr. Harbert's annual base salary was reduced 50% throughout this period. In addition, beginning on August 1, 2002, Mr. Harbert's annual base salary was reduced in proportion to the monthly payment he received under the Friction Products defined benefit plan.

ANNUAL INCENTIVE COMPENSATION PLAN

     Since Hawk's formation, we have provided a significant portion of total compensation for our executive officer group, including Mr. Weinberg and Mr. Harbert, from incentive compensation based on our success. Total annual incentive compensation for the executive officers is based on approximately 5% of EBITDA, excluding new acquisitions and acquisitions with earn-out provisions. However, because of poor business conditions, none of our executive officers received an annual incentive compensation bonus in 2002, other than Messrs. Campbell and Corkran. Under their employment agreements, Mr. Weinberg and Mr. Harbert are each entitled to receive, from the total incentive compensation available to executives, 1.75% of EBITDA as adjusted. Based on Hawk's performance in 2002, both Messrs. Weinberg and Harbert voluntarily declined the annual incentive compensation bonus to which they otherwise would have been entitled.

LONG-TERM INCENTIVES

     We have adopted the 1997 Stock Option Plan, which allows for the issuance of incentive and non-statutory stock options and the 2000 Long Term Incentive Plan, which allows for the issuance of stock options, SARs, restricted stock and performance-based awards. We have also adopted and our stockholders have approved an annual incentive compensation plan for our chief executive officer that is designed to exclude certain types of compensation from the deductibility limitations contained in Section 162(m) of the Internal Revenue Code. The compensation committee, in consultation with executive management, is charged with designating those persons to whom options and awards are to be granted and determining the terms of the option or award. In granting options or awards, the compensation committee takes into consideration the past performance and anticipated future contribution of the potential recipient, the recruiting and retention of management talent and other relevant considerations.

     One of the objectives of the plans is to align the interests of our stockholders with recipients of the option or award grants. All grants of options under the 1997 plan since our public offering and the 2000 plan have been made with an exercise price equal to the closing price on the day before the grant, and the options vest ratably over a two or five year period. The committee believes that this procedure ties the compensation value of these stock options directly to our long term performance as measured by its future return to the stockholders. Based on Hawk's performance in 2002, none of our executive officers were granted options to purchase our Class A common stock under the 1997 plan or the 2000 plan.

2002 CHAIRMEN COMPENSATION

     The base salary earned in 2002 by Mr. Weinberg and Mr. Harbert was determined as described above in this report. For 2002, the base salary for each of Messrs. Weinberg and Harbert was $418,625. In the aggregate, Mr. Weinberg's annual base salary was reduced 55% from October 14, 2001 until April 15, 2002 and Mr. Harbert's annual base salary was reduced 50% throughout this period. At the conclusion of the voluntary salary reduction period in April 2002, Messrs. Weinberg and Harbert's salaries did not increase from the amount they received as base salary for 2001. Messrs. Weinberg and Harbert also voluntarily forfeited the bonuses they were entitled to under their employment agreements. Neither Mr. Weinberg nor Mr. Harbert received any discretionary contributions from the Friction Products Co. profit sharing plan in 2002.


                                                COMPENSATION COMMITTEE

                                                PAUL R. BISHOP
                                                BYRON S. KRANTZ


                      COMPENSATION COMMITTEE INTERLOCKS AND
                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Byron S. Krantz serves as our secretary without compensation and is a partner in the law firm of Kohrman Jackson & Krantz P.L.L., which provides legal services to us. We paid legal fees to Kohrman Jackson & Krantz P.L.L. in 2002 of $1,008,740 for services in connection with a variety of legal matters, including the refinancing of our debt.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 26, 2003, information regarding the beneficial ownership of our Class A common stock and Series D preferred stock, by:

     - each stockholder known by us to be the beneficial owner of more than 5% of such stock,
     -    each director,
     -    each executive officer in our 2002 compensation table, and
     -    all our directors and executive officers as a group.

This table does not include 411,431 shares of Class A common stock issuable under the 1997 Stock Option Plan and 435,581 shares of Class A common stock issuable under the 2000 Long Term Incentive Plan under options held by directors and officers that are outstanding, but not presently exercisable, and options held by persons other than directors and executive officers.

                                                                         BENEFICIAL OWNERSHIP (1)
                                                  ------------------------------------------------------------------------
                                                         CLASS A COMMON                    SERIES D PREFERRED
                                                                   RIGHT TO
NAMES AND ADDRESS (2)                                SHARES        ACQUIRE        PERCENTAGE     SHARES      PERCENTAGE
------------------------------------------------- ------------- --------------- --------------- ---------- ---------------

Ronald E. Weinberg (4) (5)                        1,243,998       83,983 (3)         15.3%           689           45%
Norman C. Harbert (4) (6)                         1,223,975       69,596 (3)         15.0%           689           45%
Byron S. Krantz (4) (7)                             283,972       15,484 (3)          3.5%           152           10%
Wellington Management Company LLP (8)               910,000               --         10.6%            --            --
         75 State Street
         Boston, Massachusetts 02109
Royce & Associates, LLC (9)                         907,500               --         10.6%            --            --
         1414 Avenue of the Americas
         New York, NY  10019
Dalton, Greiner, Hartman, Maher & Co. (10)          834,500               --          9.7%            --            --
         565 Fifth Ave., Suite 2101
         New York, New York  10017
Wellington Trust Company (11)                       750,000               --          8.7%            --            --
         75 State Street
         Boston, Massachusetts 02109
Dimensional Fund Advisors Inc. (12)                 708,300               --          8.3%                          --
         1299 Ocean Avenue, 11th Floor
         Santa Monica, California  90401
Neuberger Berman, Inc. (13)                         659,800               --          7.7%            --            --
         605 Third Avenue
         New York, New York  10158
Paul S. Levy (14)                                   511,100               --          6.0%            --            --
         Joseph Littlejohn & Levy
         450 Lexington Avenue, Suite 3350
         New York, New York  10017
Jeffrey H. Berlin                                   270,742       59,340 (3)          3.8%            --            --
Dan T. Moore, III                                    31,209       15,484 (3)             *            --            --
Andrew T. Berlin                                     24,159               --             *            --            --
Paul R. Bishop                                       23,603       15,484 (3)             *            --            --
Steven J. Campbell                                   11,000       38,338 (3)             *            --            --
Jack Kemp (15)                                        7,669       13,484 (3)             *            --            --
W. Michael Corkran                                       --       13,353 (3)             *
All directors and executive officers as a group
(12 individuals)                                  3,185,017      370,717 (3)         39.8%         1,530          100%



-----------------

*Less than 1%

(1) Unless otherwise indicated, we believe that all persons named in the table have sole investment and voting power over the shares of capital stock owned.
(2) Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Hawk Corporation, 200 Public Square, Suite 30-5000, Cleveland, Ohio 44114.
(3) Shares of Class A common stock the directors and executive officers have the right to acquire through stock options that are or will become exercisable within 60 days.
(4) Each of these stockholders is a party to an agreement governing the voting and disposition of all shares of voting stock of which such stockholders are the legal or beneficial owners. Each such stockholder disclaims beneficial ownership of the shares of voting stock owned by the other such stockholders. See "Stockholders' Agreement."
(5) Includes 1,078,153 shares of Class A common stock held by the Weinberg Family Limited Partnership, an Ohio limited partnership, of which Mr. Weinberg is the managing general partner. Also includes 150 shares of Series D preferred stock held by the Weinberg Family Limited Partnership.
(6) Includes 72,500 shares of Class A common stock held by the Harbert Foundation, an Ohio nonprofit corporation of which Mr. Harbert is one of the trustees, 1,032,561 shares of Class A common stock held by the Harbert Family Limited Partnership, an Ohio limited partnership, of which Mr. Harbert is the managing general partner, and 35,000 shares of Class A common stock held by a defined benefit plan for the benefit of Mr. Harbert. Also includes 150 shares of Series D preferred stock held by the Harbert Family Limited Partnership.
(7) Includes 243,876 shares of Class A common stock held by the Krantz Family Limited Partnership, an Ohio limited partnership, of which Mr. Krantz is the managing general partner. Also includes 33 shares of Series D preferred stock held by the Krantz Family Limited Partnership.
(8) Based solely on information in the Schedule 13G filed with the Securities and Exchange Commission on February 12, 2003. Includes 910,000 shares over which Wellington Management Company, LLP shares voting and dispositive power.
(9) Based solely on information in the Schedule 13G filed with the Securities and Exchange Commission on February 11, 2003.
(10) Based solely on information in the Schedule 13G filed with the Securities and Exchange Commission on January 27, 2003.
(11) Based solely on information in the Schedule 13G filed with the Securities and Exchange Commission on February 12, 2003. Includes 750,000 shares over which Wellington Trust Company, NA shares voting and dispositive power.
(12) Based solely on information in the Schedule 13G filed with the Securities and Exchange Commission on February 12, 2003.
(13) Based solely on information in the Schedule 13G filed with the Securities and Exchange Commission on February 13, 2003. Includes 659,800 shares over which Neuberger Berman shares dispositive power.
(14) Based solely on information in the Schedule 13G filed with the Securities and Exchange Commission on March 27, 2000.
(15) Shares held by the Jack F. Kemp Revocable Trust U/A dated June 22, 2000, Jack F. Kemp, Trustee.


STOCKHOLDERS' AGREEMENT

     Messrs. Weinberg, Harbert and Krantz are parties to a Stockholders' Voting Agreement that provides to the extent any of them is the legal or beneficial owner of any of our voting stock, including any shares of Class A common stock or Series D preferred stock, they will vote those shares:

     - in favor of electing Messrs. Weinberg, Harbert and Krantz (so long as each desires to serve) or their respective designees to our Board of Directors,

     - in favor of electing such other directors to the Board of Directors as a majority of Messrs. Weinberg, Harbert and Krantz or their respective designees shall direct, and

     - with respect to such matters as are submitted to a vote of our stockholders as a majority of Messrs. Weinberg, Harbert and Krantz or their respective designees shall direct.

     If any of Messrs. Weinberg, Harbert and Krantz or their respective affiliates sells more than 50% of the Class A common stock beneficially owned by such individual on May 12, 1998, the obligation of the other parties to continue to vote their shares of Class A common stock and Series D preferred stock for the selling stockholder or his designee as a director will terminate. The agreement will terminate upon the first to occur of the mutual written agreement of the parties to terminate the agreement or the death of the last to die of Messrs. Weinberg, Harbert or Krantz or their respective designees; provided that the provisions described in first two clauses above will terminate sooner in the event that none of Messrs. Weinberg, Harbert and Krantz (or any designee thereof) remains on the board of directors.

                                PERFORMANCE GRAPH

     The following graph compares the cumulative total return on our Class A common stock with the cumulative total return of the S&P Industry Group Index -- Industrial Machinery and the Russell 2000 Index. Cumulative total return for each of the periods shown in the Performance Graph is calculated from the last sale price of our Class A common stock at the end of the period and assumes an initial investment of $100 on May 12, 1998, the day we commenced trading of our Class A common stock, and the reinvestment of any dividends.


                        COMPARE CUMULATIVE TOTAL RETURN
                             AMONG HAWK CORPORATION
                     RUSSELL 2000 INDEX AND S&P GROUP INDEX


                 05/12/98   12/31/98   12/31/99   12/31/00   12/31/01   12/31/02

HAWK CORPORATION   100.00      49.29      34.18      31.99      21.18      13.65
S&P INDUSTRY GROUP 100.00     179.21     204.44     194.61     205.99     204.21
RUSSELL 2000 INEX  100.00     166.54     199.17     190.57     192.52     150.97

                     ASSUMES $100 INVESTED ON MAY 12, 1998
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2002


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Stockholder Notes. Mr. Weinberg and Mr. Harbert each issued notes to us to repay certain indebtedness incurred by them with respect to the acquisition of Helsel, Inc. in June 1995. The original principal amount of each note was $802,000. The notes are due and payable on July 1, 2005 and bear interest at the prime rate. In May 1998, each of Messrs. Weinberg and Harbert repaid $302,000 of their notes. The remaining outstanding principal amount of each note is $500,000.

     Other. Until November 2002, we were a party to an expense sharing arrangement under which we shared the expenses of our Cleveland, Ohio headquarters with Weinberg Capital Corporation, of which Mr. Weinberg is President and sole shareholder. Pursuant to a formula based on full-time equivalent personnel, we paid: approximately 98% of the overhead costs of our headquarters, including rent, utilities and copying, telephone and other expenses. The aggregate amount of our payments for the shared headquarters was $377,580 in 2002. Beginning in December 2002, we paid all expenses associated with our headquarters directly.

     Byron S. Krantz, a director and our Secretary, is a partner of the law firm of Kohrman Jackson & Krantz P.L.L., which provides legal services to us. We paid legal fees to Kohrman Jackson & Krantz P.L.L. in 2002 of $1,008,740 for services in connection with a variety of legal matters, including the refinancing of our debt.

     We believe that the terms of the transactions and the agreements described above are on terms at least as favorable as those which we could otherwise have obtained from unrelated parties. On-going and future transactions with related parties will be:

     - on terms at least as favorable as those that we would be able to obtain from unrelated parties,

     -    for bona fide business purposes, and

     - approved by a majority of the disinterested and non-employee directors.


                 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     A stockholder intending to present a proposal to be included in our proxy statement for our 2004 annual meeting of stockholders must deliver a proposal, in accordance with the requirements of our Amended and Restated By-laws and Rule 14a-8 under the Exchange Act, to our Secretary at our principal executive office no later than December 2, 2003. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the meeting:

     - a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,

     - the name and record address of the stockholder proposing such business,

     - the class and number of shares of our common stock that are beneficially owned by the stockholder, and

     -    any material interest of the stockholder in such business.

A stockholder desiring to nominate a director for election at our 2004 annual meeting of stockholders must deliver a notice, in accordance with the requirements of our Amended and Restated By-laws, to our Secretary at our principal executive office no earlier than February 24, 2004 and no later than March 25, 2004. Such notice must include as to each person whom the stockholder proposes to nominate for election or re-election as a director:

     -    the name, age, business address and residence address of the person,

     -    the principal occupation or employment of the person,

     - the class and number of shares of our common stock beneficially owned by the person, and

     - any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Exchange Act;

and as to the stockholder giving the notice:

     -    the name and record address of the stockholder, and

     - the class and number of shares of our common stock beneficially owned by the stockholder.


We may require any proposed nominee to furnish additional information reasonably required by us to determine the eligibility of the proposed nominee to serve as our director.

                                  OTHER MATTERS

     Our Board of Directors is not aware of any other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote the shares they represent as the Board of Directors may recommend.

     You are urged to sign and return your proxy promptly to make certain your shares will be voted at the annual meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                          By Order of the Board of Directors,


                                          /s/ Byron S. Krantz
                                          -------------------
                                          BYRON S. KRANTZ
                                          Secretary


March 31, 2003

                                  DETACH CARD
 -------------------------------------------------------------------------------

PROXY                        HAWK CORPORATION PROXY                        PROXY

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 22, 2003
        KEY CENTER, PLAZA ROOM, 127 PUBLIC SQUARE, CLEVELAND, OHIO 44114
                             10:00 A.M. LOCAL TIME

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Byron S. Krantz and Marc C. Krantz, or either one of them acting singly with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of the Stockholders of Hawk Corporation to be held on May 22, 2003, at Key Center, Plaza Room, 127 Public Square, Cleveland, Ohio 44114, beginning at 10:00 a.m. local time, and any adjournments, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below, and on any other matters properly brought before the Meeting or any adjournments thereof, all as set forth in the March 31, 2003 Proxy Statement. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report of Hawk Corporation.

          PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR "FOR ALL NOMINEES".

1. Election of Andrew T. Berlin, Paul R. Bishop, Jack Kemp and Dan T. Moore, III as directors.

    [ ] FOR ALL NOMINEES (unless struck out above)                             [ ] WITHHOLD FROM ALL NOMINEES

    (Authority to vote for any nominee may be withheld by lining through or otherwise striking out the name of such nominee.)

   THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN
                                   PROMPTLY.

                                  DETACH CARD
 -------------------------------------------------------------------------------

                        (Continued from the other side)

                                                  (Signature should be exactly
                                                  as name or names appear on
                                                  this proxy. If stock is held
                                                  jointly each holder should
                                                  sign. If signature is by
                                                  attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title.)

                                                  Dated: --------------- , 2003

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature if held jointly

                                                  I plan to attend the meeting:

                                                                 Yes [ ]  No [ ]

THIS PROXY WILL BE VOTED FOR THE NOMINEES UNLESS OTHERWISE INDICATED, AND IN THE
   DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE
                                    MEETING.